Exhibit 99.2

Reconciliations

As used below the following refer to non-GAAP measures: (i) references to “revenues on an equivalent basis” are as follows:

•	when comparing 2013 to 2012, represents 2013 reported net revenues compared to 2012 reported net revenues;

•	when comparing 2014 to 2013, represents 2014 reported net revenues compared to 2013 reported net revenues;

•	when comparing 2015 to 2014, represents 2015 reported net revenues compared to 2014 net revenues excluding clinical trials testing revenue reported in the third and fourth quarters of 2014; and

•
when comparing 2016 to 2015, represents 2016 reported net revenues compared to 2015 net revenues excluding all clinical trials testing and Celera products revenues and Focus Diagnostics products revenues subsequent to April 2015; and

(ii) references to "free cash flow" refers to net cash provided by operating activities less capital expenditures.

Non-GAAP “adjusted” measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP “adjusted” measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts or for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance.

The tables in the sections below include reconciliations of adjusted measures to GAAP measures:

EQUIVALENT REVENUE GROWTH

The following tables reconcile equivalent revenue growth/(decline) and its components to the corresponding measures determined under GAAP:

	Year Ended December 31, 2013
	$	% Growth	Equivalent % Growth
	(dollars in millions)
Prior year net revenues	$7,383
Revenue growth/(decline) impacts:
Organic (a)	(341)	(4.6)%	(4.6)%
Business acquisitions (b)	104	1.4	1.4
Business dispositions	—	—	N/A
Current year net revenues	$7,146	(3.2)%	(3.2)%

	Year Ended December 31, 2014
	$	% Growth	Equivalent % Growth
	(dollars in millions)
Prior year net revenues	$7,146
Revenue growth/(decline) impacts:
Organic (a)	(113)	(1.6)%	(1.6)%
Business acquisitions (b)	402	5.6	5.6
Business dispositions	—	—	N/A
Current year net revenues	$7,435	4.0%	4.0%

	Year Ended December 31, 2015
	$	% Growth	Equivalent % Growth
	(dollars in millions)
Prior year net revenues	$7,435
Revenue growth/(decline) impacts:
Organic (a)	51	0.7%	0.7%
Business acquisitions (b)	94	1.3	1.3
Business dispositions (c)	(87)	(1.2)	N/A
Current year net revenues	$7,493	0.8%	2.0%

	Nine Months Ended September 30, 2016
	$	% Growth	Equivalent % Growth
	(dollars in millions)
Prior year net revenues	$5,644
Revenue growth/(decline) impacts:
Organic (a)	98	1.8%	1.8%
Business acquisitions (b)	57	1.0	1.0
Business dispositions (d)	(145)	(2.6)	N/A
Current year net revenues	$5,654	0.2%	2.8%

(a)	Represents the estimated revenue growth/(decline) excluding the impact of business acquisitions and business dispositions.

(b)	Represents the estimated impact of our business acquisitions on revenue growth.

(c)
Represents clinical trials testing revenues reported in the third and fourth quarters of 2014 as a result of the contribution of our clinical clinical trials testing business to Q2 Solutions, the clinical trials joint venture with Quintiles Transnational Holdings Inc, effective July 1, 2015.

(d)
Represents clinical trials testing reported revenues for the first and second quarters of 2015, Celera products reported revenues for the first, second and third quarters of 2015 and Focus Diagnostics products revenues subsequent to April 2015 through the third quarter of 2015. In 2015, the company contributed its clinical trials testing business to the Q2 Solutions joint venture. In 2016, the company wound down its Celera products business and completed its exit from the products business as a result of the sale of its Focus Diagnostics products business on May 13, 2016.

FREE CASH FLOW

The following tables reconcile free cash flow to the corresponding measures determined under GAAP:

	Year Ended December 31,
	2013 (a)	2014 (a)	2015 (a)	2016 (b)
Free cash flow:	(dollars in millions)
Net cash provided by operating activities	$667	$944	$822	$1,000
Less: Capital expenditures	(231)	(308)	(263)	(250)
Free cash flow	$436	$636	$559	$750

Net cash provided by (used in) investing activities	$328	$(1,025)	$(362)
Net cash (used in) provided by financing activities	(1,121)	86	(519)

(a)
In the second quarter of 2016, the company elected to early adopt the accounting standard update that simplifies several aspects of the accounting for stock-based compensation award transactions, including the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and accounting for forfeitures, effective January 1, 2016. As a result, certain reclassifications have been made to the prior year amounts to conform with the current period presentation.

(b)	Represent estimated amounts for the full year.